CERTIFICATE OF DESIGNATION

                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF
                               SONICPORT.COM, INC.

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         SONICPORT.COM, INC., a corporation organized and existing under the
General Corporation Law of the State of Nevada (hereinafter the "Corporation" or the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by the Nevada General Corporation Law effective as of April 11, 2000:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.0001 per share, of the Corporation, and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Convertible Preferred Stock:

         Section 1. DESIGNATION AND AMOUNT The designation of this series, which consists of 800,000 shares of Preferred Stock, is Series A Convertible Preferred Stock (the "Series A Preferred Stock" or "Preferred Stock") and the stated value shall be $2.50 per share.

         Section 2. DIVIDEND Holders of the Series A Convertible Preferred Stock shall be entitled to receive dividends at a rate of 15% per annum, on each April 1 and October 1, payable semiannually in arrears, commencing April 1, when and as declared by the Board of Directors, in preference and priority to any payment of any dividend on any other class of equity security. The right to receive dividends shall be cumulative. Dividends shall accrue on a daily basis and may be converted to the shares of common stock of the Corporation at the option of the holder. The Corporation covenants and agrees that so long as the Series A Convertible Preferred Stock is outstanding, the Corporation shall issue no equity security with a dividend preference on a parity with or senior to the Series A Convertible Preferred Stock.

         Section 3. REDEMPTION The Corporation shall be entitled to redeem or retire all or any part of the Series A Convertible Preferred Stock anytime after the issuance (the "Redemption Date"), without the consent or affirmative vote of the holder of record of each share so as to be redeemed or retired at a redemption price of $2.70 per share, plus any accrued but unpaid dividends, except that if the Corporation redeems a portion of or all of Series A Preferred Stock within 60 days from the date hereof, the redemption price per share shall equal to $2.50, upon giving to the holder a reasonable notice of such redemption.

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         Section 4. LIQUIDATION RIGHTS In the event of any voluntary or involuntary liquidations, dissolution or winding up of the Corporation, the holders of Series A Convertible Preferred Stock shall be entitled to receive from the assets of the Corporation $2.50 per share, plus accrued and unpaid dividends, all of which shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of common stock or any other class of equity security in connection with such liquidation, dissolution, or winding up. Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock, with respect to the respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation, dissolution, or winding up of the Corporation. After the payment or the setting apart of payment to the holders of Series A Convertible Preferred Stock of the preferential amount so payable to them, the holders of Common shares shall be entitled to receive all remaining assets of the Corporation, except as may be qualified in the Certificate of Incorporation of the Corporation. The Corporation covenants and agrees that so long as the Series A Convertible Preferred Stock is outstanding, the Corporation shall not issue any equity security with a liquidation preference senior to the Series A Convertible Preferred Stock.

         Section 5. (a) VOTING RIGHTS The holders of Series A Convertible Preferred Stock shall be entitled to vote with the holders of common stock and holders of the Series A Convertible Preferred Stock. The holder of each share of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of the corporation having general voting power and not separately as a class. Except as otherwise provided by law or provided in this certificate, the holders of the Series A Convertible Preferred Stock shall not be entitled to vote separately as a class.

         Section 6. CONVERSION RIGHTS The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for the Preferred Stock. Each share of Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as will be determined by dividing the amount of Conversion Value, as defined below, by the Conversion Price. The Conversion Price per share of Series A Preferred Stock shall be equal to sixty percent (60%) of the average closing bid price for a period of ten (10) trading days immediately preceding the date of conversion, and the Conversion Value per share of Series A Preferred Stock shall be $2.50, plus any declared but unpaid dividends on the Series A Preferred Stock. For the purposes of this section, as may be applicable, the closing bid price of the Company's common stock shall be the closing bid price as reported by the National Association of Securities Dealers, Inc. NASDAQ SmallCap, National Markets or AMEX or the closing bid price in the over-the-counter market or, in the event the common stock is listed on a stock exchange, the closing bid price

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on such exchange as reported in THE WALL STREET JOURNAL. The number of shares of
Common Stock into which a share of Series A Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series. The Conversion Price of Series A Preferred Stock shall be subject to adjustment from time to time as provided below.

                  (b) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (c) FRACTIONAL SHARES. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the board of directors of the corporation. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock.

                  (d) ADJUSTMENT OF CONVERSION PRICE. For so long as any shares of the Series A Preferred Stock are outstanding, if the Corporation: (i) issues and sells pursuant to an exemption from registration under the Securities Act
(A) Common Shares at a purchase price on the date of issuance thereof that is lower than the Conversion Price, (B) warrants or options with an exercise price representing a percentage of the Current Market Price with an exercise price on the date of issuance of the warrants or options that is lower than the agreed upon exercise price for the holder, except for employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements; and (ii) grants the right to the purchaser(s) thereof to demand that the Corporation register under the Securities Act such Common Shares issued or the Common Shares for which such warrants or options may be exercised or such convertible, exchangeable or exercisable securities may be converted, exchanged or exercised, then the Conversion Price shall be reduced to equal the lowest of any such lower rates.

         All calculations under this paragraph 6 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.


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         For the purpose of any computation pursuant to this paragraph 6(d), the
"Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); PROVIDED, HOWEVER, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the corporation, but if challenged by the holders of more than 50% of the outstanding Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the corporation, the cost of such appraisal to be borne equally by the corporation and the challenging parties.

                  (e) MINIMAL ADJUSTMENTS. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.0001. Any adjustment of less than $0.0001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.0001 or more in the Conversion Price.

                  (f) NO IMPAIRMENT. The corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                  (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph 6, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate of such Series At the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

                  (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Pre ferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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                  (i) NO REISSUANCE OF CONVERTED SHARES. No shares of Preferred
Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the corporation.

                  (j) NOTICES OF RECORD DATE. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                  (k) NOTICES. Any notice required by the provisions of this paragraph 6 to be given to holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

         Section 7. REGISTRATION RIGHTS The shares of Common Stock issuable upon conversion of Preferred Stock shall have certain registration rights, as described below ("Piggyback Registration Rights"). The Company is obligated to register the Shares of Common Stock in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to a 180 day hold-back for any such offering undertaken pursuant to such registration statement, if so required by an underwriter.

         Section 8. REACQUIRED SHARES Any shares of Series A Convertible Preferred Stock acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and may not be reissued.

         Section 9. RANK The Series A Convertible Preferred Stock shall rank, with respect to the distribution of assets, senior to any and all other series of any other class of Preferred Stock.

         Section 10. AMENDMENT The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series A Convertible Preferred Stock so as to affect them adversely without the affirmative vote of majority of the holders of the outstanding shares of Series A Convertible Preferred Stock, voting together as a single class.

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         Section 11. EQUITY SECURITY "Equity Security" shall mean a security of any class of stock, whether preferred or common, and any debt security which is convertible into a security of any class of stock, whether preferred or common.


         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Secretary as of this ____ day of April, 2000.

                                            /S/ David Baeza
                                            ------------------------------
                                            David Baeza
                                            President

ATTEST:

/S/ William Jackson
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William Jackson
Secretary

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